Exhibit 99.1
NYSE Euronext Announces First Quarter 2010 Financial Results
— First Quarter Diluted EPS of $0.50 —
— Diluted EPS of $0.54 Excluding Merger Expenses and Exit Costs; 26% Increase in EPS Versus Prior
Year —
— Derivatives Net Revenue Up 44%; Technology Solutions Revenue Up 33% —
Conference Call, Tuesday, May 4, 2010 at 8:00 a.m. (New York, EST)/2:00 p.m. (Paris, CET)
Financial and Operating Highlights1, 2
•	New businesses continue to gain traction

•	EPS of $0.54, up 26%

•	Net revenue of $645 million, up 7% representing the fourth consecutive quarterly increase

•	Fixed operating expenses of $427 million, below 4Q09 levels despite impact of NYFIX

•	Adjusted operating income of $218 million, up 19%

•	Adjusted EBITDA margin of 44% versus 41%

•	Board Declares Quarterly Dividend of $0.30 per share

[1]	All comparisons versus 1Q09 unless otherwise stated. Excludes merger expenses and exit costs.

[2]	Adjusted EBITDA defined as earnings before interest, taxes, depreciation and amortization, computed as adjusted operating income excluding depreciation and amortization.
NEW YORK — May 4, 2010 — NYSE Euronext (NYX) today reported net income of $130 million, or $0.50 per diluted share for the first quarter of 2010, compared to net income of $104 million, or $0.40 per diluted share for the first quarter of 2009. Results for the first quarter of 2010 and 2009 include $13 million and $23 million, respectively, of pre-tax merger expenses and exit costs. Excluding the impact of these items, net income in the first quarter of 2010 was $140 million, or $0.54 per diluted share, compared to $112 million, or $0.43 per diluted share in the first quarter of 2009.
“Our solid first quarter results were driven by strong growth from our derivatives businesses and the first full-quarter’s impact of the NYFIX acquisition,” said Duncan L. Niederauer, CEO, NYSE Euronext. “We will look to build on this growth with the anticipated regulatory approval and planned third quarter 2010 launch of New York Portfolio Clearing, coinciding with the launch of interest rate futures contracts on NYSE Liffe U.S. and with the go-live of our new data centers in the second-half of the year, which will drive new revenue for our NYSE Technologies business.”
The table below summarizes our results1:

				% ∆ 1Q10
($ in millions, except EPS)	1Q10	4Q09	1Q09	vs. 1Q09
Total Revenue[2]	$1,083	$1,131	$1,142	(5%)

Net Revenue[3]	645	640	605	7%
Fixed Operating Expenses[4]	427	431	422	1%

Operating Income[4]	$218	$209	$183	19%
Net Income[4]	$140	$150	$112	25%
Diluted Earnings Per Share[4]	$0.54	$0.58	$0.43	26%

[1]	A full reconciliation of our non-GAAP results to our GAAP results is included in the attached tables. See also our statement on non-GAAP financial measures at the end of this earnings release.

[2]	Includes activity assessment fees.

[3]	Includes transaction-based expenses comprised of section 31 fees, liquidity payments and routing & clearing fees.

[4]	Excludes merger expenses and exit costs.
Michael S. Geltzeiler, Group Executive Vice President and CFO, NYSE Euronext, commented, “In the first quarter, we continued to execute on those areas of our business we can control and are seeing tangible results. Our new businesses are driving increased revenue, we reduced costs by 10% on a constant dollar, constant portfolio basis and we continued to de-lever with debt to EBITDA levels declining to 2.4 times, down from 2.6 times at the end of 2009. Lastly, the additional transparency of our new segment reporting has served to highlight the strength and diversification of NYSE Euronext for the investment community.”
FIRST QUARTER CONSOLIDATED RESULTS
Total revenue less transaction-based expenses (Net Revenue), which include Section 31 fees, liquidity payments and routing and clearing fees, were $645 million in the first quarter of 2010, up 7% compared to $605 million in the first quarter of 2009. The increase in net revenue compared to the first quarter of 2009 was primarily driven by a 11% increase in net transaction and clearing revenue and a 58% increase in technology services revenue, partially offset by declines in market data and revenue from BlueNext, our environmental trading exchange. First quarter 2010 net revenue compared to the first quarter of 2009 include a $21 million positive impact attributable to foreign currency fluctuations.
Fixed operating expenses, excluding merger expenses and exit costs, were $427 million, compared to $422 million in the first quarter of 2009. Excluding the impact of acquisitions, foreign currency fluctuations and investment in new businesses, fixed operating expenses were down $42 million, or 10% compared to the first quarter of 2009. Headcount as of March 31, 2010 was 3,216, down 4% from December 31, 2009 and down 13% from March 31, 2009.
Operating income, excluding merger expenses and exit costs, was $218 million, up 19% compared to the first quarter of 2009. First quarter 2010 operating income compared to the first quarter of 2009 includes a $10 million positive impact attributable to foreign currency fluctuations.
Adjusted EBITDA, which excludes depreciation and amortization of property and equipment, amortization of intangible assets and merger expenses and exit costs, was $284 million, compared to $251 million in the first quarter of 2009. Adjusted EBITDA margin was 44% in the first quarter of 2010, compared to 41% in the first quarter of 2009.
Non-operating income for the first quarter of 2010 includes some foreign currency losses (other income), the investment in New York Portfolio Clearing (income from associates) and NYSE Liffe U.S. (net income attributable to non-controlling interest) initiatives. Both New York Portfolio Clearing and NYSE Liffe U.S. are currently in a loss position.
The effective tax rate for the first quarter of 2010 was 27.5%, in line with our 2010 guidance.
At March 31, 2010, total debt declined $103 million from December 31, 2009 to $2.7 billion and consists of $2.1 billion in long-term debt and $0.6 billion in short-term debt. Cash, cash equivalents, investments and other securities (including $63 million related to Section 31 fees collected from market participants and due to the SEC) was $0.4 billion and net debt was $2.3 billion. Subsequent to the close of the first quarter of 2010, NYSE Euronext concluded the sale of its stake in the National Stock Exchange of India for gross proceeds of $175 million which will be used to pay down debt.

FIRST QUARTER BUSINESS SEGMENT RESULTS
Beginning with the current quarter’s results, NYSE Euronext has changed its segment reporting to reflect how NYSE Euronext’s primary businesses are managed. The new reportable segments are focused on our three global business units: Derivatives, Cash Trading and Listings, and Information Services and Technology Solutions. The financial results for each reported segment are presented below.
DERIVATIVES
The table below summarizes our first quarter 2010 Derivatives segment results. In the first quarter of 2010, the Derivatives segment represented 35% of net revenue and 51% of operating income (excluding merger expenses and exit costs) for NYSE Euronext, up from 26% and 29%, respectively, in the first quarter of 2009.

				% ∆ 1Q10
($ in millions)	1Q10	4Q09	1Q09	vs. 1Q09
Total Revenue	$298	$260	$198	51%

Total Revenue, Less Transaction-Based Expenses[1]	224	200	156	44%
Merger Expenses & Exit Costs (M&E)	3	10	6	(50%)
Fixed Operating Expenses[2]	94	99	92	2%

Operating Income — GAAP	$127	$91	$58	119%

Operating Income — Excluding M&E	$130	$101	$64	103%

Adjusted EBITDA	$145	$119	$84	73%
Operating Margin — Excluding M&E	58%	51%	41%
EBITDA Margin — Excluding M&E	65%	60%	54%

[1]	Transaction-based expenses include section 31 fees, liquidity payments and routing & clearing fees.

[2]	Excludes merger expenses and exit costs.
•	Derivatives net revenue was $224 million in the first quarter of 2010, an increase of $68 million, or 44% from $156 million in the first quarter of 2009 and up $24 million or 12% from the $200 million recorded in the fourth quarter of 2009. The increase in Derivatives net revenue compared to the first quarter of 2009 was primarily driven by a $64 million, or 46% increase in net transaction and clearing revenue principally due to strong European derivatives products and U.S. options trading volumes, as well as the contribution of NYSE Liffe Clearing.

•	European derivatives net transaction and clearing revenue of $162 million in the first quarter of 2010 increased $54 million, or 50% compared to the first quarter of 2009. The increase was primarily driven by a 28% increase in European derivatives average daily volume (ADV) to 4.9 million contracts in the first quarter of 2010, from 3.8 million contracts in the prior year period and the addition of NYSE Liffe Clearing revenue. The increase in European derivatives products ADV was primarily driven by a 37% increase in total fixed income products ADV to 2.7 million contracts, compared to ADV of 2.0 million contracts in the first quarter of 2009.

•	U.S. equity options net transaction revenue of $42 million in the first quarter of 2010 increased $10 million, or 31% compared to the first quarter of 2009. The increase was primarily driven by a 63% increase in U.S. equity options ADV to 3.7 million contracts in the first quarter of 2010 from 2.3 million contracts in the prior year period.
•	NYSE Euronext’s U.S. options exchanges accounted for 27% of the total consolidated equity options trading in the first quarter of 2010, up from 17% in the first quarter of 2009, making NYSE Euronext the largest U.S. options exchange group in the first quarter of 2010.

•	Operating income, excluding merger expenses and exit costs, in the first quarter of 2010 was $130 million, a 103% increase compared to $64 million in the first quarter of 2009 and a 29% increase from the fourth quarter of 2009.

•	Operating margin, excluding merger expenses and exit costs, was 58%, compared to 41% in the first quarter of 2009 and 51% in the fourth quarter of 2009. Adjusted EBITDA margin was 65%, compared to 54% in the first quarter of 2009 and 60% in the fourth quarter of 2009.

•	NYSE Liffe U.S. completed the sale of an ownership stake in the business to DRW Ventures LLC, bringing the total number of equity investors to six including Citadel Securities, GETCO, Goldman Sachs, Morgan Stanley and UBS.

•	NYSE Liffe U.S. plans to launch a comprehensive suite of interest rate futures products in the third quarter of 2010 to coincide with the anticipated regulatory approval and launch of New York Portfolio Clearing (NYPC), the new clearing joint venture with DTCC. Interest rate futures products expected to be launched include Eurodollar futures as well as 2-year, 5-year, 10-year and 30-year U.S. Treasury futures, with options on these futures contracts expected to be launched in the fourth quarter of 2010.
CASH TRADING AND LISTINGS
The table below summarizes our first quarter 2010 Cash Trading and Listings segment results. In the first quarter of 2010, the Cash Trading and Listings segment represented 48% of net revenue and 42% of operating income (excluding merger expenses and exit costs) for NYSE Euronext, down from 61% and 66%, respectively, in the first quarter of 2009.

				% ∆ 1Q10
($ in millions)	1Q10	4Q09	1Q09	vs. 1Q09
Total Revenue[1]	$676	$764	$862	(22%)

Total Revenue, Less Transaction-Based Expenses[2]	312	334	367	(15%)
Merger Expenses & Exit Costs (M&E)	7	24	12	(42%)
Fixed Operating Expenses[3]	206	216	221	(7%)

Operating Income — GAAP	$99	$94	$134	(26%)

Operating Income — Excluding M&E	$106	$118	$146	(27%)

Adjusted EBITDA	$149	$160	$188	(21%)
Operating Margin — Excluding M&E	34%	35%	40%
EBITDA Margin — Excluding M&E	48%	48%	51%

[1]	Includes impact of activity assessment fees.

[2]	Transaction-based expenses include section 31 fees, liquidity payments and routing & clearing fees.

[3]	Excludes merger expenses and exit costs.
•	Cash Trading and Listings net revenue was $312 million in the first quarter of 2010, a decrease of $55 million, or 15% from $367 million in the first quarter of 2009 and a $22 million, or 7% from the $334 million recorded in the fourth quarter of 2009. The decrease in net revenue compared to the first quarter of 2009 was primarily driven by a $32 million, or 21% decline in net transaction revenue and a $16 million, or 29% decline in other revenue. The decline in net transaction revenue was principally due to pricing reductions in European cash trading and lower trading volumes and market share in U.S. cash trading. The decline in other revenue was principally due to a decrease in volumes on BlueNext, our environmental trading exchange.
•	European cash products net transaction revenue of $69 million decreased $28 million, or 29% from $97 million in the first quarter of 2009. The decline in European cash net transaction revenue was driven primarily by 2009 pricing changes which reduced the average fee per transaction from $1.12 in the first quarter of 2009, to $0.80 per transaction in the first quarter of 2010, including the impact of currency fluctuations. In the first quarter of 2010, European cash trading ADV of 1.4 million transactions was only 0.5% below prior year levels.

•	U.S. cash products net transaction revenue of $50 million decreased $4 million, or 7% from $54 million in the first quarter of 2009. The decline in U.S. cash net transaction revenue was primarily driven by a 37% decline in U.S. cash trading volumes and declines in market share, which was partially offset by improved capture rates on NYSE after pricing changes made in March 2009.

•	Operating income, excluding merger expenses and exit costs, in the first quarter of 2010 was $106 million, a 27% decline compared to $146 million in the first quarter of 2009 and a 10% decrease from the fourth quarter of 2009.

•	Operating margin, excluding merger expenses and exit costs, was 34%, compared to 40% in the first quarter of 2009 and 35% in the fourth quarter of 2009. Adjusted EBITDA margin was 48%, compared to 51% in the first quarter of 2009 and 48% in the fourth quarter of 2009.

•	NYSE Euronext’s global listings franchise experienced increased momentum in the first quarter of 2010. Six companies announced transfers to NYSE Euronext markets including Targa Resources Partners, Charles Schwab, Inergy, Inergy Holdings, Paragon Shipping and Kapstone Paper and Packaging for a total market capitalization of $28.7 billion.

•	A total of 25 IPOs listed on NYSE Euronext markets for total proceeds of $7.4 billion in the first quarter of 2010, compared to a total of 4 IPOs for $1.2 billion during the same period last year. The $7.4 billion raised on NYSE Euronext markets in the first quarter of 2010 was nearly five times the amount raised by our nearest U.S. competitor during the period according to Dealogic.

•	With the launch of U.S. equities on NYSE Arca Europe in the second quarter of 2010, NYSE Euronext clients will be able to trade S&P 100 index components for the first time with clearing and settlement at The Depository Trust Company (DTC) through EuroCCP’s account with DTC.
INFORMATION SERVICES AND TECHNOLOGY SOLUTIONS
The table below summarizes our first quarter 2010 Information Services and Technology Solutions segment results. In the first quarter of 2010, the Information Services and Technology Solutions segment represented 17% of net revenue and 7% of operating income (excluding merger expenses and exit costs) for NYSE Euronext, up from 14% and 5%, respectively, in the first quarter of 2009.

				% ∆ 1Q10
($ in millions)	1Q10	4Q09	1Q09	vs. 1Q09
Total Revenue	$110	$103	$83	33%

Total Revenue, Less Transaction-Based Expenses[1]	110	103	83	33%
Merger Expenses & Exit Costs (M&E)	2	9	5	(60%)
Fixed Operating Expenses[2]	93	84	72	29%

Operating Income — GAAP	$15	$10	$6	150%

Operating Income — Excluding M&E	$17	$19	$11	55%

Adjusted EBITDA	$25	$25	$17	47%
Operating Margin — Excluding M&E	15%	18%	13%
EBITDA Margin — Excluding M&E	23%	24%	20%

[1]	Transaction-based expenses include section 31 fees, liquidity payments and routing & clearing fees.

[2]	Excludes merger expenses and exit costs.
•	Information Services and Technology Solutions net revenue was $110 million in the first quarter of 2010, an increase of $27 million, or 33% from $83 million in the first quarter of 2009 and up 7% from $103 million recorded in the fourth quarter of 2009. The increase in net revenue compared to the first quarter of 2009 was primarily driven by the first full quarter’s impact of NYFIX. The first quarter of the year is traditionally the slowest period for software sales.

•	Operating income, excluding merger expenses and exit costs, in the first quarter of 2010 was $17 million, a 55% increase compared to $11 million in the first quarter of 2009 and a 11% decline from the fourth quarter of 2009.

•	Operating margin, excluding merger expenses and exit costs, was 15%, compared to 13% in the first quarter of 2009 and 18% in the fourth quarter of 2009. Adjusted EBITDA margin was 23%, compared to 20% in the first quarter of 2009 and 24% in the fourth quarter of 2009.

•	Advanced cabinet reservations for both our new U.S. and UK data centers continue to be strong with both data centers nearly full-subscribed for cabinet space.

•	NYSE Euronext has established real-time market data delivery service to Brazil through a partnership with Universal Telecom (Unitelco) using NYSE Technologies’ SuperFeed. SuperFeed provides on-demand access to consolidated and direct market data from over 30 markets in the U.S., Canada, Europe and Asia.
CORPORATE AND ELIMINATIONS
Summarized below are the results for Corporate and Eliminations. Corporate and Eliminations includes unallocated costs primarily related to corporate governance, public company expenses, one-time integration costs related to the new data centers, as well as intercompany eliminations of revenues and expenses.

				% ∆ 1Q10
($ in millions)	1Q10	4Q09	1Q09	vs. 1Q09
Total Revenue	($1)	$3	($1)	NM

Total Revenue, Less Transaction-Based Expenses[1]	($1)	3	(1)	NM
Merger Expenses & Exit Costs (M&E)	1	—	—	NM
Fixed Operating Expenses[2]	34	32	37	(8%)

Operating Income — GAAP	($36)	($29)	($38)	(5%)

Operating Income — Excluding M&E	($35)	($29)	($38)	(8%)

Adjusted EBITDA	($35)	($29)	($38)	(8%)
Operating Margin — Excluding M&E	NM	NM	NM
EBITDA Margin — Excluding M&E	NM	NM	NM

[1]	Transaction-based expenses include section 31 fees, liquidity payments and routing & clearing fees.

[2]	Excludes merger expenses and exit costs.
NM=Not meaningful

Analyst/Investor/Media Call: May 4, 2010 at 8:00 a.m. (NY/EST)/2:00 p.m. (Paris/CET) A presentation and live audio webcast of the first quarter 2010 earnings conference call will be available on the Investor Relations section of NYSE Euronext’s website, http://www.nyseeuronext.com/ir. Those wishing to listen to the live conference via telephone should dial-in at least ten minutes before the call begins. An audio replay of the conference call will be available approximately one hour after the call on the Investor Relations section of NYSE Euronext’s website, http://www.nyseeuronext.com/ir or by dial-in beginning approximately two hours following the conclusion of the live call.
Live Dial-in Information:
United States: 866.713.8395
International: 617.597.5309
Passcode: 45104051
Replay Dial-in Information:
United States: 888.286.8010
International: 617.801.6888
Passcode: 98640172
Non-GAAP Financial Measures
To supplement NYSE Euronext’s consolidated financial statements prepared in accordance with GAAP and to better reflect period-over-period comparisons, NYSE Euronext uses non-GAAP financial measures of performance, financial position, or cash flows that either exclude or include amounts that are not normally excluded or included in the most directly comparable measure, calculated and presented in accordance with GAAP. Non-GAAP financial measures do not replace and are not superior to the presentation of GAAP financial results, but are provided to (i) present the effects of certain merger expenses, exit costs and other special items, and (ii) improve overall understanding of NYSE Euronext’s current financial performance and its prospects for the future. Specifically, NYSE Euronext believes the non-GAAP financial results provide useful information to both management and investors regarding certain additional financial and business trends relating to financial condition and operating results. In addition, management uses these measures for reviewing financial results and evaluating financial performance. The non-GAAP adjustments for all periods presented are based upon information and assumptions available as of the date of this release.
•     NYSE Euronext Earnings News Release with Tables and Operating Data
About NYSE Euronext
NYSE Euronext (NYX) is a leading global operator of financial markets and provider of innovative trading technologies. The company’s exchanges in Europe and the United States trade equities, futures, options, fixed-income and exchange-traded products. With approximately 8,000 listed issues (excluding European Structured Products), NYSE Euronext’s equities markets — the New York Stock Exchange, NYSE Euronext, NYSE Amex, NYSE Alternext and NYSE Arca — represent one-third of the world’s equities trading, the most liquidity of any global exchange group. NYSE Euronext also operates NYSE Liffe, one of the leading European derivatives businesses and the world’s second-largest derivatives business by value of trading. The company offers comprehensive commercial technology, connectivity and market data products and services through NYSE Technologies. NYSE Euronext is in the S&P 500 index, and is the only exchange operator in the S&P 100 index and Fortune 500. For more information, please visit: http://www.nyx.com.

Cautionary Note Regarding Forward-Looking Statements
This press release may contain forward-looking statements, including forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements include, but are not limited to, statements concerning NYSE Euronext’s plans, objectives, expectations and intentions and other statements that are not historical or current facts. Forward-looking statements are based on NYSE Euronext’s current expectations and involve risks and uncertainties that could cause actual results to differ materially from those expressed or implied in such forward-looking statements. Factors that could cause NYSE Euronext’s results to differ materially from current expectations include, but are not limited to: NYSE Euronext’s ability to implement its strategic initiatives, economic, political and market conditions and fluctuations, government and industry regulation, interest rate risk and U.S. and global competition, and other factors detailed in NYSE Euronext’s reference document for 2009 (“document de référence”) filed with the French Autorité des Marchés Financiers (Filed on April 22, 2010 under No. D.10-0304), 2009 Annual Report on Form 10-K and other periodic reports filed with the U.S. Securities and Exchange Commission or the French Autorité des Marchés Financiers. In addition, these statements are based on a number of assumptions that are subject to change. Accordingly, actual results may be materially higher or lower than those projected. The inclusion of such projections herein should not be regarded as a representation by NYSE Euronext that the projections will prove to be correct. This press release speaks only as of this date. NYSE Euronext disclaims any duty to update the information herein.
CONTACT: Media
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CONTACT: Investor Relations
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NYSE Euronext
Condensed consolidated statements of income (unaudited)
(in millions, except per share data)

	Three months ended March 31,
	2010	2009

Revenues
Transaction and clearing fees	$762	$830
Market data	91	103
Listing	105	100
Technology services	79	50
Other revenues	46	59

Total revenues	1,083	1,142
Transaction-based expenses:
Section 31 fees	63	30
Liquidity payments, routing and clearing	375	507

Total revenues, less transaction-based expenses	645	605

Other operating expenses
Compensation	172	168
Depreciation and amortization	66	68
Systems and communications	52	57
Professional services	58	55
Selling, general and administrative	79	74
Merger expenses and exit costs	13	23

Total other operating expenses	440	445

Operating income	205	160
Net interest and investment income (loss)	(27)	(26)
Income (loss) from associates	(2)	—
Other income (loss)	(3)	4

Income before income taxes	173	138
Income tax provision	(48)	(32)

Net income	125	106
Net loss (income) attributable to noncontrolling interest	5	(2)

Net income attributable to NYSE Euronext	$130	$104

Basic earnings per share attributable to NYSE Euronext	$0.50	$0.40
Diluted earnings per share attributable to NYSE Euronext	$0.50	$0.40

Basic weighted average shares outstanding	260	260
Diluted weighted average shares outstanding	261	260

NYSE Euronext
Segment Results (unaudited)
(in millions)

	Three months ended					Three months ended
	March 31, 2010					March 31, 2009
			Information					Information
			Services and					Services and
		Cash Trading	Technology	Corporate and			Cash Trading	Technology	Corporate and
	Derivatives	and Listings	Solutions	Eliminations	Consolidated	Derivatives	and Listings	Solutions	Eliminations	Consolidated
Revenues
Transaction and clearing fees	$278	$484	$—	$—	$762	$182	$648	$—	$—	$830
Market data	12	48	31	—	91	11	59	33	—	103
Listing	—	105	—	—	105	—	100	—	—	100
Technology services	—	—	79	—	79	—	—	50	—	50
Other revenues	8	39	—	(1)	46	5	55	—	(1)	59

Total revenues	298	676	110	(1)	1,083	198	862	83	(1)	1,142
Transaction-based expenses:
Section 31 fees	—	63	—	—	63	—	30	—		30
Liquidity payments, routing and clearing	74	301	—	—	375	42	465	—	—	507

Total revenues, less transaction-based expenses	224	312	110	(1)	645	156	367	83	(1)	605
Depreciation and amortization [a]	15	43	8	—	66	20	42	6	—	68
Merger expenses and exit costs (M&E) [b]	3	7	2	1	13	6	12	5	—	23
Other operating expenses	79	163	85	34	361	72	179	66	37	354

Operating income — GAAP [c]	$127	$99	$15	$(36)	$205	$58	$134	$6	$(38)	$160

Operating income excluding M&E [c] + [b]	$130	$106	$17	$(35)	$218	$64	$146	$11	$(38)	$183

Adjusted EBITDA [c] + [a] + [b]	$145	$149	$25	$(35)	$284	$84	$188	$17	$(38)	$251

Operating margin excluding M&E	58%	34%	15%	N/M	34%	41%	40%	13%	N/M	30%
Adjusted EBITDA margin	65%	48%	23%	N/M	44%	54%	51%	20%	N/M	41%
We use non-GAAP financial measures of operating performance. Non-GAAP measures do not replace and are not superior to the presentation of our GAAP financial results but are provided to improve overall understanding of our current financial performance and our prospects for the future.
N/M — Not meaningful.

NYSE Euronext
Fixed operating expenses (unaudited)
(in millions)

Fixed operating expenses for the three months ended March 31, 2010 - GAAP	$440
Less:
Merger expenses and exit costs	(13)

	$427
Excluding the impact of:
Currency translation	(11)
Acquisitions and dispositions, net	(12) *
New business initiatives	(15) **
Duplicative datacenter and integration	(9)

Fixed operating expenses for the three months ended March 31, 2010 - as adjusted	$380	[a]

Fixed operating expenses for the three months ended March 31, 2009 - GAAP	$445
Less:
Merger expenses and exit costs	(23)

	$422	[b]

Variance ($)	$(42)	[a] - [b] = [c]

Variance (%)	-10%	[c] / [b]

*	Includes the contribution of NYFIX, net of the disposition of Hugin.

**	Includes the contribution of new business initiatives, primarily NYSE Liffe Clearing and NYSE Liffe U.S.
We use non-GAAP financial measures of operating performance. Non-GAAP measures do not replace and are not superior to the presentation of our GAAP financial results but are provided to improve overall understanding of our current financial performance and our prospects for the future.

NYSE Euronext
Condensed consolidated statements of financial condition (unaudited)
(in millions)

	March 31,	December
	2010	31, 2009

Assets
Current assets:
Cash, cash equivalents, investment and other securities	$379	$490
Accounts receivable, net	753	660
Deferred income taxes	163	100
Other current assets	284	270

Total current assets	1,579	1,520

Property and equipment, net	1,002	986
Goodwill	4,020	4,210
Other intangible assets, net	5,863	6,184
Deferred income taxes	554	680
Investment in associates and other assets	784	802

Total assets	$13,802	$14,382

Liabilities and equity
Accounts payable and accrued expenses	$1,049	$1,352
Deferred revenue	447	163
Short term debt	591	616
Deferred income taxes	26	18

Total current liabilities	2,113	2,149

Long term debt	2,088	2,166
Deferred income taxes	2,009	2,090
Accrued employee benefits	486	504
Deferred revenue	360	362
Other liabilities	165	176

Total liabilities	7,221	7,447

Equity	6,581	6,935

Total liabilities and equity	$13,802	$14,382

NYSE Euronext
Selected Statistical Data:
Volume Summary — Derivatives Products

	Average Daily Volume			Total Volume
(Unaudited; contracts in thousands)	Q1 ’10	Q1 ’09	% Chg	Q1 ’10	Q1 ’09	% Chg

Number of Trading Days — European Markets	63	63		63	63
Number of Trading Days — U.S. Markets	61	61		61	61

European Derivatives Products	4,851	3,780	28.3%	305,606	238,090	28.4%
of which Bclear	972	699	39.0%	61,234	44,042	39.0%

Total Interest Rate Products[1]	2,711	1,988	36.4%	170,820	125,184	36.5%

Short Term Interest Rate Products	2,594	1,887	37.5%	163,418	118,851	37.5%
Medium and Long Term Interest Rate Products	117	101	16.9%	7,402	6,333	16.9%

Total Equity Products[2]	2,088	1,747	19.5%	131,513	110,043	19.5%

Individual Equity Products	1,466	1,087	34.9%	92,343	68,445	34.9%
Futures	726	438	65.8%	45,712	27,578	65.8%
Options	740	649	14.1%	46,631	40,867	14.1%
Equity Index Products	622	660	-5.9%	39,170	41,598	-5.8%

of which Bclear	972	699	39.0%	61,234	44,042	39.0%
Individual Equity Products	851	552	54.3%	53,634	34,761	54.3%
Futures	725	431	68.1%	45,653	27,157	68.1%
Options	127	121	5.0%	7,981	7,604	5.0%
Equity Index Products	121	147	-18.2%	7,600	9,281	-18.1%

Commodity Products	52	45	14.3%	3,273	2,863	14.2%

U.S. Derivatives Products — Equity Options[3]

NYSE Group Options Contracts	3,713	2,281	62.8%	226,490	139,118	62.8%
Total Consolidated Options Contracts	13,975	13,125	6.5%	852,501	800,611	6.5%
NYSE Group Share of Total	26.6%	17.4%		26.6%	17.4%

NYSE Liffe U.S.

Futures and Futures Options Volume	20.8	21.1	-1.4%	1,267.7	1,286.1	-1.4%
Please refer to footnotes on the following page.

NYSE Euronext
Selected Statistical Data:
Volume Summary — Cash Products

	Average Daily Volume			Total Volume
(Unaudited)	Q1 ’10	Q1 ’09	% Chg	Q1 ’10	Q1 ’09	% Chg

Number of Trading Days — European Markets	63	63		63	63
Number of Trading Days — U.S. Markets	61	61		61	61

European Cash Products (trades in thousands)	1,369	1,375	-0.5%	86,224	86,629	-0.5%

Equities	1,313	1,310	0.2%	82,696	82,500	0.2%
Exchange-Traded Funds	16	14	16.1%	1,012	871	16.1%
Structured Products	34	46	-27.4%	2,115	2,915	-27.4%
Bonds	6	5	16.9%	401	343	16.9%

U.S. Cash Products (shares in millions)	2,541	4,026	-36.9%	154,993	245,559	-36.9%

NYSE Listed Issues[4]
NYSE Group Handled Volume[5]	1,824	2,924	-37.6%	111,249	178,380	-37.6%
NYSE Group Matched Volume[6]	1,692	2,646	-36.1%	103,195	161,400	-36.1%
Total NYSE Listed Consolidated Volume	4,866	6,375	-23.7%	296,818	388,894	-23.7%

NYSE Group Share of Total NYSE Listed Consolidated Volume
Handled Volume[5]	37.5%	45.9%	-8.4%	37.5%	45.9%	-8.4%
Matched Volume[6]	34.8%	41.5%	-6.7%	34.8%	41.5%	-6.7%

NYSE Arca & Amex Listed Issues

NYSE Group Handled Volume[5]	381	684	-44.3%	23,260	41,745	-44.3%
NYSE Group Matched Volume[6]	337	603	-44.1%	20,579	36,790	-44.1%
Total NYSE Arca & Amex Listed Consolidated Volume	1,470	2,363	-37.8%	89,652	144,152	-37.8%

NYSE Group Share of Total NYSE Arca & NYSE Amex Listed Consolidated Volume
Handled Volume[5]	25.9%	29.0%	-3.1%	25.9%	29.0%	-3.1%
Matched Volume[6]	23.0%	25.5%	-2.5%	23.0%	25.5%	-2.5%

Nasdaq Listed Issues

NYSE Group Handled Volume[5]	336	417	-19.5%	20,484	25,434	-19.5%
NYSE Group Matched Volume[6]	275	345	-20.4%	16,750	21,053	-20.4%
Total Nasdaq Listed Consolidated Volume	2,339	2,233	4.7%	142,682	136,235	4.7%
NYSE Group Share of Total Nasdaq Listed Consolidated Volume
Handled Volume[5]	14.4%	18.7%	-4.3%	14.4%	18.7%	-4.3%
Matched Volume[6]	11.7%	15.5%	-3.8%	11.7%	15.5%	-3.8%

Exchange-Traded Funds[5,7]

NYSE Group Handled Volume[5]	365	691	-47.2%	22,256	42,156	-47.2%
NYSE Group Matched Volume[6]	324	610	-46.8%	19,774	37,191	-46.8%
Total ETF Consolidated Volume	1,443	2,440	-40.9%	88,017	148,870	-40.9%

NYSE Group Share of Total ETF Consolidated Volume
Handled Volume[5]	25.3%	28.3%	-3.0%	25.3%	28.3%	-3.0%
Matched Volume[6]	22.5%	25.0%	-2.5%	22.5%	25.0%	-2.5%

1	Data includes currency products.

2	Includes all trading activities for Bclear, NYSE Liffe’s clearing service for wholesale derivatives.

3	Includes trading in U.S. equity options contracts, not equity-index options.

4	Includes all volume executed in NYSE Group crossing sessions.

5	Represents the total number of shares of equity securities and ETFs internally matched on the NYSE Group’s exchanges or routed to and executed at an external market center. NYSE Arca routing includes odd-lots.

6	Represents the total number of shares of equity securities and ETFs executed on the NYSE Group’s exchanges.

7	Data included in previously identified categories.

Source: NYSE Euronext, Options Clearing Corporation and Consolidated Tape as reported for equity securities.

All trading activity is single-counted, except European cash trading which is double counted to include both buys and sells.

NYSE Euronext
Selected Statistical Data:
Other Operating Statistics

	Three Months Ended
		December 31,
(Unaudited)	March 31, 2010	2009	March 31, 2009

NYSE Euronext Listed Issuers

NYSE Listed Issuers

Issuers listed on U.S. Markets[1]	2,919	2,946	3,018
Number of new issuer listings[1]	39	107	50
Capital raised in connection with new listings ($millions)[2]	$3,472	$13,310	$733

Euronext Listed Issuers

Issuers listed on Euronext[1]	1,031	1,035	1,055
Number of new issuer listings[3]	18	16	4
Capital raised in connection with new listings ($millions)[2]	$432	$2,841	$0

NYSE Euronext Market Data

NYSE Market Data[4]

Share of Tape A revenues (%)	44.4%	45.1%	48.0%
Share of Tape B revenues (%)	34.2%	32.7%	34.2%
Share of Tape C revenues (%)	18.4%	17.7%	21.0%
Professional subscribers (Tape A)	381,873	387,627	424,589

Euronext Market Data

Number of terminals	238,905	240,201	265,371

NYSE Euronext Operating Expenses

NYSE Euronext employee headcount[5]

NYSE Euronext headcount	3,216	3,367	3,709

NYSE Euronext Financial Statistics

NYSE Euronext foreign exchange rate

Average €/US$ exchange rate	$1.384	$1.476	$1.306
Average £/US$ exchange rate	$1.560	$1.632	$1.437

1	Figures for NYSE listed issuers include listed operating companies, special-purpose acquisition companies and closed-end funds listed on the NYSE and NYSE Amex and do not include NYSE Arca or structured products listed on the NYSE. There were 1,080 ETFs and 3 operating companies exclusively listed on NYSE Arca as of March 31, 2010. There were 491 corporate structured products listed on the NYSE as of March 31, 2010.

Figures for new issuer listings include NYSE new listings (including new operating companies, special-purpose acquisition companies and closed-end funds listing on NYSE) and new ETP listings on NYSE Arca (NYSE Amex is excluded). Figures for Euronext present the operating companies were listed on Euronext and do not include NYSE Alternext, Free Market, closed-end funds, ETFs and structured product (warrants and certificates). As of March 31, 2010, 131 companies were listed on NYSE Alternext, 314 on Free Market and 525 ETFs were listed on NextTrack.

2	Euronext figures show capital raised in millions of dollars by operating companies listed on Euronext, NYSE Alternext and Free Market and do not include closed- end funds, ETFs and structured products (warrants and certificates). NYSE figures show capital raised in millions of dollars by operating companies listed on NYSE and NYSE Arca and do not include closed-end funds, ETFs and structured products.

3	Euronext figures include operating companies listed on Euronext, NYSE Alternext and Free Market and do not include closed-end funds, ETFs and structured products (warrants and certificates).

4	“Tape A” represents NYSE listed securities, “Tape B” represents NYSE Arca and NYSE Amex listed securities, and “Tape C” represents Nasdaq listed securities. Per Regulation NMS, as of April 1, 2007, share of revenues is derived through a formula based on 25% share of trading, 25% share of value traded, and 50% share of quoting, as reported to the consolidated tape. Prior to April 1, 2007, share of revenues for Tape A and B was derived based on number of trades reported to the consolidated tape, and share of revenue for Tape C was derived based on an average of share of trades and share of volume reported to the consolidated tape. The consolidated tape refers to the collection and dissemination of market data that multiple markets make available on a consolidated basis. Share figures exclude transactions reported to the FINRA/NYSE Trade Reporting Facility.

5	December 2009 included 136 NYFIX employees subsequent to the November 30, 2009 acquisition.

Source: NYSE Euronext, Options Clearing Corporation and Consolidated Tape as reported for equity securities.